UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 5, 2010
Rand Capital Corporation
(Exact Name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	814-00235 (Commission File Number) Number)	16-0961359 (IRS Employer Identification
2200 Rand Building
Buffalo, New York 14203
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (716) 853-0802

Item 5.07:	Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders on May 4, 2010, 6,211,031 common shares were represented in person or by proxy.
At the meeting, shareholders elected the seven directors named below. The votes cast with respect to each director were as follows:

			BROKER
	FOR	WITHHELD	NON VOTES
Allen F. Grum	4,180,636	91,603	1,938,792
Erland E. Kailbourne	4,180,636	91,603	1,938,792
Ross B. Kenzie	4,265,636	6,603	1,938,792
Willis S. McLeese	4,145,972	126,267	1,938,792
Reginald B. Newman II	4,180,636	91,603	1,938,792
Jayne K. Rand	4,168,136	104,103	1,938,792
Robert M. Zak	4,180,636	91,603	1,938,792
The Directors will hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.
Also at the Annual Meeting, shareholders took the following action:
Ratified the appointment of Freed Maxick & Battaglia, CPAs, P.C. as Rand’s independent registered public accounting firm for 2010. This proposal received 6,207,746 for votes and 1,228 withheld votes. There were 2,057 abstentions and no broker non-votes with respect to this proposal.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2010	Rand Capital Corporation
	By:	/s/ Daniel P. Penberthy
Daniel P. Penberthy
Executive Vice President/ Chief Financial Officer